UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/22/2009

BakBone Software Incorporated
(Exact name of registrant as specified in its charter)

Commission File Number:  000-12230

Canada
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

9540 Towne Centre Drive, Suite 100
San Diego, CA 92121
(Address of principal executive offices, including zip code)

858-450-9009
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On September 22, 2009, BakBone Software Incorporated (the "Company") entered into an agreement (the "Agreement") with the holders of the Company's Series A Preferred Shares, VantagePoint Venture Partners IV(Q) L.P., VantagePoint Venture Partners Principals Fund IV, L.P. and VantagePoint Venture Partners IV, L.P. (collectively, "VantagePoint"). Pursuant to the Agreement, upon submission by VantagePoint of an additional director nominee to the Company's board of directors (the "VantagePoint Nominee"), the board of directors of the Company shall elect the VantagePoint Nominee to the Company's board of directors to hold office until the next annual meeting of shareholders, and shall nominate the VantagePoint Nominee for re-election at the Company's 2010 annual meeting of shareholders. In addition, the Company has agreed to recommend and submit for approval by the Company's shareholders at the 2010 annual meeting of shareholders an amendment to the Company's Articles of Continuance (i) increasing the maximum number of directors the Series A Preferred shareholders have the right to nominate and elect, voting as a separate class, from two (2) to three (3) directors and (ii) modifying the percentage of voting rights that must be held by the Series A Preferred shareholders in order to be entitled to any preferential rights to elect directors. Also, the Company has agreed to hold the 2010 annual meeting following the conclusion of the Company's 2010 fiscal year and no later than September 30, 2010.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
10.1        Agreement dated September 22, 2009 by and among BakBone Software Incorporated, VantagePoint Venture Partners IV(Q) L.P., VantagePoint Venture Partners Principals Fund IV, L.P. and VantagePoint Venture Partners IV, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BakBone Software Incorporated

Date: September 24, 2009	By:	/s/ Steve Martin
Steve Martin
Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1
Agreement dated September 22, 2009 by and among BakBone Software Incorporated, VantagePoint Venture Partners IV(Q) L.P., VantagePoint Venture Partners Principals Fund IV, L.P. and VantagePoint Venture Partners IV, L.P.